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                                                                     EXHIBIT 2.3




                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                          BEASLEY FM ACQUISITION CORP.

                                      BUYER

                                       AND

                             HMS BROADCASTING, INC.,

                             SMH BROADCASTING, INC.,

                             HHH BROADCASTING, INC.

                                     SELLERS


                          DATED AS OF DECEMBER 30, 1999


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                                TABLE OF CONTENTS

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                                                                                                                           PAGE
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ASSET PURCHASE AGREEMENT......................................................................................................1

ARTICLE I. ASSETS TO BE CONVEYED..............................................................................................1

            1.1         Licenses and Authorizations...........................................................................1
            1.2         Station Equipment.....................................................................................1
            1.3         Contracts.............................................................................................2
            1.4         Real Property.........................................................................................2
            1.5         Call Signs, Promotional Materials and Intangibles.....................................................2
            1.6         Records...............................................................................................2
            1.7         Accounts Receivable...................................................................................2
            1.8         Non-Compete Agreement.................................................................................3
            1.9         Excluded Assets.......................................................................................3

ARTICLE II. ASSUMPTION OF LIABILITIES.........................................................................................4

ARTICLE III. PURCHASE PRICE AND PAYMENT.......................................................................................5

            3.1         Purchase Price........................................................................................5
            3.2         Allocation............................................................................................5

ARTICLE IV. PRORATIONS AND ADJUSTMENTS........................................................................................5

ARTICLE V. [RESERVED].........................................................................................................6

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF SELLER..........................................................................6

            6.1         Organization..........................................................................................6
            6.2         Authorization.........................................................................................6
            6.3         No Breach.............................................................................................7
            6.4         Station Licenses......................................................................................7
            6.5         Station Applications..................................................................................7
            6.6         Title to Assets.......................................................................................7
            6.7         Condition of Equipment................................................................................8
            6.8         Condition of Real Property............................................................................8
            6.9         Contracts.............................................................................................9
            6.10        Employees............................................................................................10
            6.11        Employee Benefit Plans...............................................................................10
            6.12        Litigation...........................................................................................11
            6.13        Payment of Taxes.....................................................................................11
            6.14        Compliance With Laws.................................................................................11
            6.15        Insolvency Proceedings...............................................................................12
            6.16        Citizenship..........................................................................................13
            6.17        Patents, Trademarks, Copyrights......................................................................13
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            6.18        Financial Statements.................................................................................13
            6.19        Sufficiency of Assets................................................................................14
            6.20        No Misleading Statements.............................................................................14
            6.21        Year 2000 Compliance.................................................................................14
            6.22        Limitation...........................................................................................14

ARTICLE VII. REPRESENTATIONS AND WARRANTIES OF BUYER.........................................................................14

            7.1         Organization.........................................................................................14
            7.2         Authorization........................................................................................14
            7.3         No Breach............................................................................................14
            7.4         Litigation...........................................................................................15
            7.5         No Misleading Statements.............................................................................15
            7.6         Qualification as Broadcast Licensee..................................................................15

ARTICLE VIII. ENVIRONMENTAL MATTERS..........................................................................................15

            8.1         Compliance with Law..................................................................................15
            8.2         Site Contamination...................................................................................15
            8.3         Additional Provisions Regarding Hazardous or Toxic Materials.........................................16
            8.4         No Notice of Lack of Compliance with Environmental Statutes..........................................16

ARTICLE IX. PRE-CLOSING OBLIGATIONS..........................................................................................16

            9.1         Application for Commission Consent...................................................................16
            9.2         Hart-Scott-Rodino Act................................................................................16
            9.3         Other Governmental Consents..........................................................................17
            9.4         Financial Information................................................................................17
            9.5         Third Party Consents.................................................................................17
            9.6         Environmental Site Assessment........................................................................17
            9.7         Title Insurance......................................................................................18
            9.8         Surveys..............................................................................................18
            9.9         Confidentiality......................................................................................18
            9.10        Access...............................................................................................18
            9.11        Employee Matters.....................................................................................18
            9.12        Operations Prior to Closing..........................................................................19
            9.13        Adverse Developments.................................................................................20
            9.14        Administrative Violations............................................................................20
            9.15        Bulk Sales Act.......................................................................................20
            9.16        Control of Stations..................................................................................20
            9.17        Buyer's Financing:  Other Documents and Acts.........................................................21
            9.18        Construction Permit Application......................................................................21
            9.19        Additional Covenant..................................................................................21

ARTICLE X. CONDITIONS PRECEDENT..............................................................................................21

            10.1        Mutual Conditions....................................................................................21
                        10.1.1         Governmental Consents.................................................................21
                        10.1.2         Absence of Litigation.................................................................22
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            10.2        Conditions to Buyer's Obligation.....................................................................22
                        10.2.1         Representations and Warranties........................................................22
                        10.2.2         Compliance with Conditions............................................................22
                        10.2.3         No Material Adverse Development.......................................................22
                        10.2.4         Surveys...............................................................................22
                        10.2.5         Validity of Station Licenses..........................................................22
                        10.2.6         Closing Documents.....................................................................22
                        10.2.7         Third Party Consents..................................................................22
                        10.2.8         Finality..............................................................................23
                        10.2.9         Satisfactory Environmental Assessment.................................................23
                        10.2.10        Office Building Contract..............................................................23
            10.3        Conditions to Seller's Obligation....................................................................23
                        10.3.1         Representations and Warranties........................................................23
                        10.3.2         Compliance with Conditions............................................................23
                        10.3.3         Payment...............................................................................23
                        10.3.4         Closing Documents.....................................................................23
                        10.3.5         Office Building Contract..............................................................24

ARTICLE XI. CLOSING..........................................................................................................24

            11.1        Closing Date.........................................................................................24
            11.2        Performance at Closing...............................................................................24
                        11.2.1         Seller shall deliver to Buyer:........................................................24
                        11.2.2         Buyer shall deliver to Seller:........................................................25
                        11.2.3         Other Documents and Acts..............................................................26

ARTICLE XII. POST-CLOSING OBLIGATIONS........................................................................................26

            12.1        Indemnification......................................................................................26
                        12.1.1         Buyer's Right to Indemnification......................................................26
                        12.1.2         Seller's Right to Indemnification.....................................................26
                        12.1.3         Conduct of Proceedings................................................................27
                        12.1.4         Indemnification Sole Remedy...........................................................27
                        12.1.5         Limits on and Conditions of Indemnification; Threshold and Cap........................27
            12.2        Post-Closing Access..................................................................................27

ARTICLE XIII. DEFAULT AND REMEDIES...........................................................................................28

            13.1        Termination by Seller Upon Buyer's Default...........................................................28
            13.2        Termination by Buyer Upon Seller's Default...........................................................28
            13.3        Letter of Credit.....................................................................................29
            13.4        Seller's Remedies....................................................................................29
            13.5        Buyer's Remedies.....................................................................................29

ARTICLE XIV. TERMINATION.....................................................................................................30

            14.1        Designation for Hearing..............................................................................30
            14.2        Damage...............................................................................................30
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                        14.2.1         Risk of Loss..........................................................................30
                        14.2.2         Failure of Broadcast Transmission.....................................................30
                        14.2.3         Resolution of Disagreements...........................................................31

            14.3        Legal Actions........................................................................................31

ARTICLE XV. POST-CLOSING OBLIGATIONS OF SELLER...............................................................................31

            15.1        Future Financings....................................................................................31
            15.2        Removal of Liens.....................................................................................32

ARTICLE XVI. GENERAL PROVISIONS..............................................................................................32

            16.1        Brokerage............................................................................................32
            16.2        Expenses.............................................................................................32
            16.3        Notices..............................................................................................33
            16.4        Attorneys' Fees......................................................................................34
            16.5        Survival of Representations, Warranties and Indemnification Rights...................................34
            16.6        Exclusive Dealings...................................................................................34
            16.7        Waiver...............................................................................................34
            16.8        Assignment...........................................................................................34
            16.9        Entire Agreement.....................................................................................35
            16.10       Counterparts.........................................................................................35
            16.11       Construction.........................................................................................35
            16.12       Schedules and Exhibits...............................................................................35
            16.13       Severability.........................................................................................35
            16.14       Choice of Law........................................................................................35
            16.15       Counsel..............................................................................................35
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                                  DEFINED TERMS

       As used herein, the following terms shall have the meanings defined in the introduction, background or section indicated below:

Adjustment Time                                     Article IV
Administrative Violation                            Section 9.14
Agreement                                           Introduction
Assets                                              Article I
Assignment Applications                             Section 9.1
Barter Agreements                                   Section 1.3
BFT                                                 Section 10.2.10
Buyer                                               Introduction
Buyer Indemnitees                                   Section 12.1.1
Closing                                             Article II
Closing Date                                        Section 11.1
Code                                                Section 6.11
Commission                                          Background
Contract Date                                       Introduction
Contracts                                           Section 1.3
Covenant                                            Section 1.8
Credit Agreement                                    Section 7.3
Employee Plan                                       Section 6.11
Environmental Assessment                            Section 9.6
Environmental Statutes                              Section 8.2
ERISA                                               Section 6.11
Escrow Agent                                        Section 13.3
Escrow Agreement                                    Section 13.3
EST                                                 Article 4
FAA                                                 Section 6.14(e)
FCC                                                 Background
FCC Consent                                         Section 10.1.1
Final Order                                         Section 10.2.8
Financial Statements                                Section 6.18
GAAP                                                Section 6.18
Hazardous Substance                                 Section 8.2
HHH                                                 Introduction
HMS                                                 Introduction
HSR Act                                             Section 9.2
Hired Employees                                     Section 9.11(b)


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Indemnified Party                                   Section 12.1.3
Indemnitor                                          Section 12.1.3
Intangible Property                                 Section 1.5
Lease Agreements                                    Section 6.8(c)
Letter of Credit                                    Section 13.3
Licensee                                            Introduction
License Sub                                         Section 16.8
Liens                                               Section 6.6
Losses                                              Section 12.1.1
Material Contracts                                  Section 9.5.1
Operating Contracts                                 Section 1.3
Panamedia                                           Section 10.2.10
Payment Date                                        Article IV
Permitted Liens                                     Section 6.6
Promotional Rights                                  Section 6.17
Public Filings                                      Article XV
Purchase Price                                      Section 3.1
Real Property                                       Section 1.4
Real Property-Leased                                Section 6.8(a)
Real Property-Owned                                 Section 6.8(a)
Receivables                                         Section 1.7
Required Consent                                    Section 10.2.7
Sales Agreements                                    Section 1.3
Seller                                              Introduction
Seller Indemnitees                                  Section 12.1.2
Senior Lenders                                      Section 7.3
SMH                                                 Introduction
Specified Event                                     Section 14.3.2
Stations                                            Background
Station Applications                                Section 1.1
Station Equipment                                   Section 1.2
Station Licenses                                    Section 1.1
Station Records                                     Section 1.6
Title Commitment                                    Section 9.7
Trade Agreements                                    Section 1.3
Transaction                                         Background
Upset Date                                          Section 9.18
WHSR Application                                    Section 11.1


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                         TABLE OF SCHEDULES AND EXHIBITS

SCHEDULE                                          TITLE
--------                                          -----
1.1                                               Licenses and Authorizations
1.2                                               Station Equipment
1.3(a)                                            Operating Contracts
1.3(c)                                            Sales Agreements
1.3(d)                                            Trade Agreements
1.3(e)                                            Barter Agreements
1.4                                               Real Property
1.5                                               Call Signs, Promotional Materials and Intangibles
6.1                                               Organization
6.6(a)                                            Title to Assets
6.8(c)                                            Liens on Leases; Assignment Restrictions on Lease Agreements
6.9                                               Contracts
6.10                                              Employees
6.11                                              Employee Benefits Plans
6.12                                              Litigation
6.18                                              Financial Statements
8.1                                               Compliance with Law
8.2                                               Site Contamination
8.3                                               Hazardous and Toxic Materials
8.4                                               Lack of Compliance with Environmental Statutes

EXHIBIT                                           TITLE
-------                                           -----

A                                                 Covenant
B                                                 Opinion of Seller's Counsel
C                                                 Escrow Agreement


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                            ASSET PURCHASE AGREEMENT

       This Asset Purchase Agreement (the "Agreement") is made and entered on December 30th, 1999 (the "Contract Date"), by and among BEASLEY FM ACQUISITION CORP., a Delaware corporation ("Buyer") and HMS BROADCASTING, INC., a Florida corporation ("HMS"), SMH BROADCASTING, INC., a Florida corporation ("SMH" ) and HHH BROADCASTING, INC., a Florida corporation ("HHH" and, together with HMS and SMH, "Seller," and each individually, a "Licensee").

                                   BACKGROUND:

       HHH is the licensee, owner and operator of Broadcast Station WWNN (AM), 1470 Khz, Pompano Beach, Florida; HMS is the licensee, owner and operator of Broadcast Station WHSR (AM), 980 Khz, Pompano Beach, Florida; and SMH is the licensee, owner and operator of Broadcast Station WSBR (AM), 740 Khz, Boca Raton, Florida (together, the "Stations"), pursuant to certain authorizations issued by the Federal Communications Commission (the "Commission" or "FCC"), and the Licensees each own certain assets used or held for use solely in connection with the operation of the Stations. Seller desires to sell and assign and Buyer desires to purchase and acquire substantially all of the property and assets used or held for use in the operation of the Stations upon the terms set forth in this Agreement (the "Transaction"). The parties acknowledge that the licenses issued by the Commission for the operation of the Stations may not be assigned without the prior written consent of the Commission. Accordingly, in consideration of the foregoing and of the mutual promises, covenants, and conditions set forth below, the parties agree as follows:

                                   ARTICLE I.
                              ASSETS TO BE CONVEYED

       On the Closing Date (as defined below), subject to and in reliance upon the covenants, representations, warranties and agreements set forth herein, and subject to the terms and conditions contained herein, Seller shall sell, assign, transfer and deliver to Buyer and Buyer shall purchase from Seller, all of the assets used or held for use in the operation of the Stations, other than Excluded Assets (as defined below), including without limitation, the following (collectively, the "Assets"):

       1.1 Licenses and Authorizations. All licenses, permits, permissions and other authorizations issued to Seller for the operation of the Stations by the Commission or any other governmental agencies, including, but not limited to, those listed on Schedule 1.1 and the right to use the Stations' call letters (the "Station Licenses"), and all applications for modification, extension or renewal thereof, and any pending applications for any new licenses, permits, permissions or authorizations pending on the Closing Date, including, but not limited to, those listed on Schedule 1.1 (the "Station Applications").

       1.2 Station Equipment. All the fixed and tangible personal property used or held for use in the operation of each of the Stations including, but not limited to, the transmitters, towers, ground system and studio equipment listed on Schedule 1.2 together with


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any replacements, improvements, or additions thereto made between the Contract
Date and the Closing Date (the "Station Equipment").

       1.3 Contracts. All rights of Seller under (a) all agreements, contracts or leases described on Schedule 1.3(a); (b) such other contracts, agreements or leases entered into (i) with the written consent of Buyer, or (ii) in the ordinary course of business and consistent with past practice, between December 30, 1999 and the Closing Date, that do not, in the aggregate, impose obligations in excess of Twenty Thousand Dollars ($20,000) on Buyer (the contracts, agreements and leases described in clauses (a) and (b) are collectively referred to as the "Operating Contracts"); (c) all contracts for the sale of time on the Stations for cash (i) at rates substantially in accordance with Stations' past practices with a remaining term at Closing of six (6) months or less, (ii) set forth on Schedule 1.3(c), or (iii) entered into with the written consent of Buyer ("Sales Agreements"); (d) contracts for the sale of time on the Stations in exchange for merchandise or services set forth on Schedule 1.3(d) or entered into after the date hereof with the written consent of Buyer ("Trade Agreements"); and (e) contracts for the sale of time on the Stations in exchange for programming set forth on Schedule 1.3(e) or entered into after the Contract Date with the written consent of Buyer ("Barter Agreements"). (The Operating Contracts, Sales Agreements, Trade Agreements, and Barter Agreements are referred to collectively as the "Contracts.")

       1.4 Real Property. All right, title and interest in the real property used or held for use in the operation of the Stations and owned, leased, or licensed by Seller or its affiliates, as described in Schedule 1.4, (the "Real Property").

       1.5 Call Signs, Promotional Materials and Intangibles. All of Seller's rights in the Stations' call signs, copyrights, patents, trademarks, trade names, slogans, logos, service marks, computer software, magnetic media, data processing files, systems and programs, business lists, trade secrets, sales and operating plans, all goodwill of the Stations and other similar intangible property rights used or held for use in the operation of the Stations, including but not limited to the intangible property identified on Schedule 1.5 (the "Intangible Property").

       1.6 Records. All records, including but not limited to all books of account, customer lists, supplier lists, computer programs and software, employee personnel files, local public inspection file materials, engineering data, logs, programming records, consultants' reports, ratings reports, budgets, marketing and demographic data, financial reports and projections, lists of advertisers, promotional materials, and sales, operating and business plans, relating to or used in the operation of the Stations or necessary or desirable to show compliance with any law or regulation applicable to the Stations or the operation of the Stations and not pertaining solely to Seller's internal corporate affairs or its other stations or interests (the "Station Records").

       1.7 Accounts Receivable. At the consummation of the transaction contemplated by this Agreement on the Closing Date, Seller shall assign to Buyer, for purpose of collection only, all of Seller's accounts receivable outstanding as of the Closing Date arising from the operation of the Stations before the Closing Date (the "Receivables"). For a period of


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one hundred twenty days (120) after the Closing Date, Buyer will collect in the normal course of business the Receivables for Seller's benefit. Seller will furnish Buyer with a complete list of the Receivables at or as soon as is reasonably possible after the Closing. Buyer will not adjust, compromise or settle any dispute concerning the Receivables without prior written consent of Seller. Sixty-five (65), ninety-five (95) and one hundred twenty five (125) days after the Closing Date, Buyer shall pay to Seller all amounts collected on account of the Receivables during the first sixty (60), ninety (90) and one hundred twenty (120) days following the Closing Date, respectively, provided, however, that any payment received by Buyer during the one hundred thirty (130) day period (described below) from any customer which continues to be serviced by Buyer shall be applied to the invoice (if any) specified by the customer and, failing specification by the customer, to the oldest accounts receivable outstanding. The obligation of Buyer hereunder will be to collect such accounts receivable in the ordinary and normal course of business and does not extend to the institution of litigation, employment of counsel or a collection agency, or any other extraordinary means of collection. Within one hundred thirty (130) days of the Closing Date, Buyer will deliver to Seller the balance of amounts collected on account of the Receivables. Buyer shall then reassign to Seller the Receivables that remain uncollected. If Buyer receives following the termination of the collection period any payments with respect to the Receivables, Buyer shall promptly remit to Seller such payments. All payments of Receivables to Seller hereunder shall be made free of any offsets or deductions.

       1.8 Non-Compete Agreement. At Closing, Seller and Buyer shall enter into a Non-Compete and Consulting Agreement in the form set forth in Exhibit A (the "Covenant").

       1.9 Excluded Assets. It is understood and agreed that the following assets shall not be among the Assets purchased pursuant to this Agreement:

              (a) Seller's cash on hand as of the Closing and any of Seller's interests in its bank accounts and all of Seller's other cash, cash equivalents, security funds, securities, investments, deposits, prepayments (including prepaid taxes and insurance), tax refunds and overpayments;

              (b) Any insurance policies and proceeds thereof, promissory notes, amounts due from employees, bonds, letters of credit, certificates of deposits or other similar items and cash surrender value in regard thereto;

              (c) Any pension, profit-sharing, or employee benefit plans, including all of Seller's interest in any Employee Plan (as defined in Section 6.11), and any collective bargaining agreements;

              (d) Any accounts receivable outstanding on the Closing Date, subject to Section 1.7 hereof;

              (e)    Any agreements not included among the Contracts;


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              (f)    All tax returns and supporting materials, all original
financial statements and supporting materials, all books and records that Seller is required by law to retain, all corporate minutes and records, and all records of Seller relating to the sale of the Assets;

              (g) Any interest in and to any refunds of federal, state, or local franchise, income or other taxes for periods prior to the Closing Date; and

              (h) All Contracts that have been terminated or expired prior to the Closing Date in the ordinary course of business and in accordance with such Contracts' respective terms.

              (i)    The Lease Agreement with CTI Group/Equipment Financing,
Inc.

                                  ARTICLE II.
                            ASSUMPTION OF LIABILITIES

       On the Closing Date, Buyer shall assume the liabilities which accrue under the Contracts and Station Licenses on and after the Closing Date (the closing of the transactions contemplated herein, the "Closing"). Buyer shall not assume or undertake to pay, satisfy or discharge any other liabilities, obligations, commitments or responsibilities of Seller, including, without limitation, (i) any obligations or liabilities under any contract, agreement or lease not included in the Contracts, (ii) any obligations or liabilities under the Contracts relating to the period prior to the Closing except for those obligations or liabilities arising out of the Trade Agreements or Barter Agreements assumed by Buyer and subject to adjustment pursuant to Article IV,
(iii) any obligations or liabilities of Seller relating to or arising out of any claims or pending litigation proceedings, (iv) any obligations or liabilities of Seller under any agreement or arrangement, written or oral, with salaried or non-salaried employees of the Stations, other than those obligations or liabilities of Seller under agreements or arrangements with employees of the Stations that Buyer has identified pursuant to Section 9.11(b) as agreements or arrangements that Buyer will assume from Seller and provided, further, that Buyer actually hires such employees pursuant to such agreements or arrangements (as opposed to entering into new employee agreements with such employees), (v) any Employee Plan and (vi) any obligations or liabilities to any employee of the Stations for accrued commissions, vacation time or sick leave, and all such obligations and liabilities shall remain and be the obligations and liabilities of Seller. If any Contract requires the consent of third parties for assignment, but (i) such consent has not been obtained as of the Closing Date, as required by Section 10.2.7, and (ii) in the case of Material Contracts, Buyer waives such condition precedent to the Closing in its sole discretion, then Buyer shall assume Seller's obligations under such Contract only for the period after Closing during which Buyer receives the benefits to which Seller is currently entitled under such Contract (unless consent is subsequently obtained and such delay has not prejudiced Buyer, and unless the failure of Buyer to receive benefits under such Contract is due to Buyer's failure to perform Seller's obligations thereunder after Closing).


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                                  ARTICLE III.
                           PURCHASE PRICE AND PAYMENT

       3.1 Purchase Price. The purchase price for the Assets and the Covenant shall be Eighteen Million Dollars ($18,000,000) (the "Purchase Price"). At Closing, Buyer will pay to Seller by wire transfer of federal funds (pursuant to wire instructions that Seller shall deliver to Buyer at least three (3) days prior to Closing) the Purchase Price minus Ten Thousand Dollars ($10,000) which shall constitute Seller's contribution toward construction expenses to be incurred by Buyer in connection with the relocation of the WHSR night time transmitter pursuant to the WHSR Application, and plus or minus any adjustments, as set forth in Article IV and Section 9.6 hereof.

       3.2 Allocation. Fifty Thousand Dollars ($50,000) of the Purchase Price shall be allocated to the Covenant, and Seventeen Million Nine Hundred Fifty Thousand Dollars ($17,950,000) shall be allocated among the Assets in accordance with an appraisal performed by an appraiser selected by Buyer and paid for by Buyer. Each of Seller and Buyer agree (i) to jointly complete and separately file Form 8594 with its federal income tax return for the tax year in which the Closing occurs and (ii) that neither Seller nor Buyer will take a position on any income, transfer or gains tax return consistent with the values set forth in the appraisal and the requirements of section 1060 of the Internal Revenue Code that is in any manner inconsistent with the terms of any such allocation without the written consent of the other.

                                  ARTICLE IV.
                           PRORATIONS AND ADJUSTMENTS

       Current real estate taxes, rent, utilities and all other normal income and expense items related to the Assets shall be apportioned between the parties to reflect the principle that all expenses and income arising from the operation of the Assets up through 11:59 p.m. Eastern Standard Time ("EST") of the day prior to the Closing Date (the "Adjustment Time") shall be for the account of Seller, and all expenses and income arising from the operation of the Assets after the Adjustment Time shall be for the account of Buyer. All special assessments and similar charges or liens, imposed against the Assets in respect of any period of time up until the Adjustment Time, whether payable in installments or otherwise, shall be the responsibility of Seller, and amounts payable with respect to such special assessments, charges or liens imposed in respect of any period of time after the Adjustment Time shall be the responsibility of Buyer, and such charges shall be adjusted as required hereunder. Three (3) days prior to the Closing Date Seller shall estimate all apportionments pursuant to this Article IV and shall deliver a statement of its estimates to Buyer (which statement shall set forth in reasonable detail the basis for those estimates). To the extent that, as of the Closing Date, the aggregate value of the unfulfilled obligations under Trade Agreements or Barter Agreements exceeds the aggregate value of consideration to be received by the Stations under such Trade Agreements or Barter Agreements (determined as of the Closing Date) by Fifteen Thousand Dollars ($15,000), Buyer shall be entitled to a positive cash adjustment in an amount equal to the excess, if any, over such Fifteen Thousand Dollar ($15,000) amount. At the Closing, Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, the net amount due as a result of the estimated apportionments


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(excluding any item that is in good faith in dispute). Within sixty (60) days after the Closing, Buyer shall deliver to Seller a statement (the "Buyer Statement") of any adjustments to Seller's estimate of the apportionments, and within twenty (20) days of the delivery to Seller of the Buyer Statement ("Payment Date"), Buyer shall pay to Seller, or Seller shall pay to Buyer, as the case may be, any amount due as a result of the adjustment (or, if there is any dispute, the undisputed amount). Except with respect to items that Seller notifies Buyer that it objects to within such twenty (20) day period, the adjustments set forth in the Buyer Statement shall be final and binding on the parties effective on the expiration of such twenty (20) day period. If Seller disputes Buyer's determinations, the parties shall confer with regard to the matter and an appropriate adjustment and payment shall be made as agreed upon by the parties (or, if they are unable to resolve the matter, they shall select a firm of independent certified public accountants to resolve the matter, whose decision on the matter shall be binding and whose fees and expenses shall be borne equally by the parties). All amounts due pursuant to this subsection that are not paid on the Payment Date or such later date when any disputed amounts are finally determined, as applicable, shall bear interest from such date until paid at a rate per annum equal to the generally prevailing prime interest rate (as reported by The Wall Street Journal) plus five percent (5%).

                                   ARTICLE V.
                                   [RESERVED]

                                  ARTICLE VI.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

       Seller makes the following representations and warranties, all of which have been relied upon by Buyer in entering into this Agreement and, except as otherwise specifically provided, all of which shall be true and correct at Closing.

       6.1 Organization. Each Licensee is a corporation duly organized, validly existing and in good standing under the laws of, and is duly qualified to do business in the State of Florida. Each Licensee has full corporate power and authority to own, lease and operate its Assets and to conduct the business and operations of the Stations as currently conducted and to enter into and perform this Agreement. The address of each Licensee's chief executive offices, and the locations of all tangible personal property included in the Assets are listed in
Schedule 6.1. Except as set forth in Schedule 6.1, during the past five (5) years, the Licensees have not been known by or used any corporate, partnership, fictitious or other name in the conduct of the Stations' business or in connection with the use or operation of the Assets.

       6.2 Authorization. The execution, delivery and performance of this Agreement (and each agreement, document or instrument required to be executed, delivered and performed by Seller pursuant to this Agreement) by each of the Licensees has been duly authorized by all necessary corporate action on each of their parts. Each of the Licensees shall deliver evidence of such authorization at Closing. This Agreement has been duly executed by Seller and delivered to Buyer and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

       6.3 No Breach. None of (i) the execution, delivery and performance of this Agreement by Seller, (ii) the consummation by Seller of this Agreement and all other documents or instruments related thereto or executed in connection therewith or in contemplation of the Transaction, or (iii) Seller's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate any of the Licensees' articles of incorporation or bylaws, any judgment, decree, order, injunction, agreement, lease or other instrument to which Seller is a party or by which Seller is legally bound, or any law, rule, or regulation applicable to Seller or the operation of the Stations.

       6.4 Station Licenses. The Station Licenses are all of the licenses, permits, and other authorizations used or necessary to lawfully operate the Stations in the manner and to the full extent as they are now operated, and the Station Licenses are validly issued in the name of Seller. Seller has delivered to Buyer true and complete copies of the Station Licenses, including any and all amendments and other modifications thereto. The Station Licenses are in full force and effect, are valid on the date hereof and as of the Closing Date for the balance of the current license term applicable generally to radio stations licensed to communities in the state where each of the Stations are located, are unimpaired by any acts or omissions of Seller or any of its affiliates, or the employees, agents, officers, directors, or shareholders of Seller or any of its affiliates, and are free and clear of any restrictions which might limit the full operation of the Stations in the manner and to the full extent as it is now operated (other than restrictions under the terms of the licenses themselves or generally applicable under the rules and regulations of the FCC). There are no applications, proceedings, or complaints pending or, to the knowledge of Seller, threatened which may have an adverse effect on the business or operation of the Stations (other than rulemaking proceedings that apply to the radio broadcasting industry generally). Seller is not aware of any reason why those of the Station Licenses subject to expiration might not be renewed in the ordinary course for a full term without material qualifications or of any reason why any of the Station Licenses might be revoked. Each of the Stations is in compliance with the Commission's policy on exposure to radio frequency radiation. There are no facts which, under the Communications Act of 1934, as amended, or the existing rules of the Commission, would disqualify Seller from assigning the Station Licenses or from consummating the transactions contemplated herein within the times contemplated herein. Seller maintains an appropriate public inspection file at each Station's studio in accordance with Commission rules. Access to the Stations' transmission facilities are restricted in accordance with the policies of the Commission.

       6.5 Station Applications. All information contained in any Station Application (as described on Schedule 1.1 hereto) pending with the Commission is true, complete and accurate in all material respects.

       6.6 Title to Assets. Except as set forth on Schedule 6.6(a), Seller has good and marketable title to the Assets, in the case of owned Assets, and a valid leasehold interest, in the case of leased Assets, in each case free and clear of all debts, liens, charges, security interests, mortgages, deeds of trust, pledges, judgments, trusts, adverse claims, liabilities, collateral assignments, leases, easements, covenants, encumbrances and other impairments of title ("Liens"), other than (i) the Liens set forth on Schedule 6.6(a) and (ii) liens for taxes not yet due and payable, mechanics' liens and similar statutory liens not in default and recorded easements, rights of way and other similar liens which do not adversely affect the value of any Real Property or the use of any Real Property as it is currently used in the operation of the Assets (the "Permitted Liens"). At Closing, Seller shall convey to Buyer good and marketable title to the Assets owned by Seller and a valid leasehold interest in the Assets leased by Seller, free and clear of all Liens other than Permitted Liens.

       6.7 Condition of Equipment. The Station Equipment listed on Schedule 1.2 constitutes all of the personal property that is used, held by the Seller or others for use by the Stations, or necessary to operate the Stations as it is now operated. The Station Equipment is in good operating condition and repair (reasonable wear and tear excepted), is maintained in compliance with good engineering practice, is performing satisfactorily, is not in need of repair, has been properly maintained in all material respects in accordance with the manufacturers' recommendations and industry practices, is available for immediate use and is otherwise sufficient to permit the Stations to operate in accordance with the Station Licenses and the rules and regulations of the Commission.

       6.8 Condition of Real Property.

              (a) The Real Property listed on Schedule 1.4 constitutes all the real property owned ("Real Property-Owned") or leased ("Real
Property-Leased") by Seller in connection with the operation of the Stations as it is now operated. Seller has marketable fee simple title (free and clear of any liens other than Permitted Liens) to the Real Property-Owned.

              (b) There are no encroachments upon the Real Property by any buildings, structures, or improvements located on adjoining real estate. None of the buildings, structures, or improvements of Seller (including without limitation any ground radials, guy wires or guy anchors) constructed on the Real Property encroach upon adjoining real estate, and all such buildings, structures, and improvements are constructed in conformity with or are "grandfathered" with respect to all "setback" lines, easements, and other restrictions, or rights of record, or that have been established by any applicable building or safety code or zoning ordinance. Such "grandfathered" approvals shall survive indefinitely the transfer of the Real Property to Buyer. There are no pending or, to the best of Seller's knowledge, threatened or contemplated condemnation or eminent domain proceedings that may affect the Real Property. There exists no writ, injunction, decree, order or judgment, nor any litigation, pending, or to the best of Seller's knowledge, threatened, relating to the ownership, use, lease, occupancy or operation of any of the Real Property. Seller's use and occupancy of the Real Property complies in all material respects with all regulations, codes, ordinances, and statutes of all applicable governmental authorities, including without limitation all environmental protection and sanitary laws and regulations, occupational safety and health regulations, and electrical codes. There are no material structural defects in the buildings, structures, and improvements located on the Real Property. Roofs are in good condition and repair, and all plumbing equipment, heating, ventilating and air conditioning equipment, electrical wiring, and water and sewage systems are operating properly and are free of any material defects. Seller's representations in this Section 6.8(b), as they apply to Real Property-Leased, shall be to the best of Seller's knowledge.

              (c) The leased premises are leased at the rates and for terms ending on the dates shown on Schedule 1.4 pursuant to the agreements described in Schedule 1.4 (the "Lease Agreements"), which are the sole and complete agreements concerning Seller's use of the leased premises. Each Lease Agreement is legal, valid, binding, enforceable and in full force and effect. Neither Seller nor any other party is in default, violation or breach in any respect under any Lease Agreement, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach thereunder. No amount payable under any Lease Agreement is past due. Seller has not received any written notice of a default, offset or counterclaim under any Lease Agreement or any other written communication asserting non-compliance with any Lease Agreement. Seller has the exclusive right to use and occupy the premises leased under each Lease Agreement as they are now currently being used and occupied and for the purposes necessary to operate the Stations. Seller enjoys peaceful and undisturbed possession of the premises leased by Seller under the Lease Agreement. Except as set forth on
Schedule 6.8(c), the Lease Agreements are free and clear of all Liens, except Permitted Liens and except for lessors' interests in the leases. Seller has delivered to Buyer, true and complete copies of the Lease Agreements, together, in the case of any subleases or similar occupancy agreements, with copies of all overleases. Except as disclosed in Schedule 6.8(c), Seller has full legal power and authority to assign its rights under the Lease Agreements to Buyer in accordance with this Agreement on terms and conditions no less favorable than those in effect on the date hereof, and such assignment will not affect the validity, enforceability and continuity of any such lease.

              (d) All utilities that are required for the full and complete occupancy and use of the Real Property for the purposes for which such properties are presently being used by Seller, including without limitation electric, water, sewer, telephone (if any) and similar services, have been connected and are in good working order. By the Closing Date, Seller will have paid all charges for such utilities, including without limitation any "tie-in" charges or connection fees, except for those charges that will not become due until after the Closing Date and that are to be prorated between Seller and Buyer pursuant to Article IV.

       6.9 Contracts. Except as set forth on Schedule 6.9, the Contracts are assignable to Buyer on terms and conditions no less favorable than those in effect on the date hereof without consent. Each Contract is in full force and effect and is unimpaired by any acts or omissions of Seller, Seller's employees, agents, officers, directors or shareholders. Seller has complied in all material respects will all Contracts to be assigned to Buyer hereunder, and there has not occurred as to any Contract any default by Seller or any event that, with notice or the lapse of time or otherwise, could become a default by Seller. Seller has not granted or been granted any waiver or forbearance with respect to any of the Contracts. To the best knowledge of Seller, there has not occurred as to any Contract any default by any other party thereto or any event that, with notice or the lapse of time or at the election of any person other than Seller, could become a default by such party. Those Contracts whose stated duration extends beyond the Closing Date will, at Closing, be in full force and effect. Seller has provided to Buyer true and correct copies of all written Contracts, as modified to date, or true and complete memoranda describing the terms of all oral Contracts, and all liabilities and obligations under such Contracts can be ascertained from such copies or memoranda. The Contracts as amended through the date of this Agreement will not be modified without Buyer's written consent, which consent shall not be unreasonably withheld.

       6.10   Employees.

              (a) Schedule 6.10 contains a true and complete list as of the date hereof of all persons employed at the Stations and each such person's compensation and bonus arrangements. Seller is not a party to any agreement or arrangement, written or oral, with salaried or non-salaried employees except as described in Schedules 6.10 and 6.11 or included among the Operating Contracts.

              (b) Except as disclosed in Schedule 6.10, Seller is not a party to or subject to any contract with any labor organization, nor has Seller agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of Seller's employees at the Stations. Seller has no knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of Seller at the Stations. There are no unfair labor practice charges pending or, to the best of Seller's knowledge, threatened against Seller; there are no pending or threatened strikes, arbitration proceedings involving labor matters or other material labor disputes affecting Seller or the Stations; and Seller has not experienced any strikes, work stoppages or other significant labor difficulties of any nature at the Stations in the past two (2) years.

       6.11 Employee Benefit Plans. Schedule 6.11 sets forth a true and complete list of each employee or retiree benefit or compensation plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or compensation, bonus, incentive, deferral, equity based, severance, termination, retention, change in control, employment or other similar program, agreement, arrangement, trust or other funding arrangement, whether or not subject to the provisions of ERISA, to which Seller is bound or that is or has been established or maintained or in respect of which Seller has ever had any obligation to contribute (each, an "Employee Plan"). Except pursuant to an Employee Plan or as disclosed on Schedule 6.10, Seller has no fixed or contingent liability or obligation to or in respect of any person now or formerly employed at the Stations or any beneficiary or dependent of any such person, including, without limitation, in respect of pension or thrift benefits or payments, individual or supplemental pension benefits or payments or compensation arrangements, contributions to hospitalization or other health, life or other welfare benefits, incentive benefits or payments, bonus benefits or payments or vacation, sick leave, disability and termination benefits or payments, including workers' compensation. No trade or business (whether or not incorporated) is or has been as of any date within the preceding six (6) years treated as a single employer together with Seller pursuant to Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). Seller has not incurred or does not reasonably expect to incur (either directly or indirectly, including as a result of any indemnification obligation) any liability that could become a liability of Buyer or, following the Closing, remain a liability of the Stations under or pursuant to Title I or IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans and, to the best knowledge of Seller, no event, transaction or condition has occurred or exists which could result in any such liability. Each of the Employee Plans has been operated and administered in all respects in accordance with all applicable laws, including but not limited to ERISA and the Code. It is expressly understood that Buyer is not assuming any obligation of Seller under or with respect to any Employee Plan.

       6.12 Litigation. Except as set forth on Schedule 6.12 and proceedings affecting the broadcast industry generally, there is no unsatisfied judgment outstanding and no litigation, proceeding, claim or investigation of any nature pending or, to Seller's best knowledge, threatened against Seller or any of the Assets which might adversely affect the continued operation of the Stations or impair the value of the Assets or which might adversely affect Seller's ability to perform in accordance with the terms of this Agreement. Seller has no knowledge of any facts that could reasonably result in any such proceedings. With respect to each matter set forth therein, Schedule 6.12 sets forth a description of the forum for the matter, the parties thereto and the type and amount of relief sought.

       6.13 Payment of Taxes. Seller has, or by the Closing Date will have, duly filed all tax returns and forms required to be filed in respect of the Stations and paid in full or discharged all taxes, assessments, excises, interest, penalties, deficiencies and other levies relating to the Assets or that could give rise to a lien or other encumbrances on the Assets in the hands of the Buyer, excepting such taxes, assessments, and other levies as will not be due until after the Closing Date or that are to be prorated between Seller and Buyer pursuant to Article IV. No event has occurred that could impose on Buyer any liability for any taxes, penalties, or interest due or to become due from Seller from any taxing authority.

       6.14 Compliance With Laws. Seller has complied in all material respects with, and is not in violation of any federal, state or local laws, regulations or orders (including any applicable statutes, ordinances or codes relating to zoning and land use, health and sanitation, environmental protection, occupational safety, and the use of electrical power) affecting the Assets, Seller's business, or the operation of the Stations. Without limiting the generality of the foregoing:

              (a) The Stations' transmitting and studio equipment is operating in all material respects in accordance with the terms and conditions of the

Station Licenses, and the rules, regulations and policies of the Commission, including without limitation all regulations concerning equipment authorization and human exposure to radio frequency radiation. To the best of Seller's knowledge, (i) the Stations are not causing interference in violation of Commission rules to the transmission of any other broadcast station or communications facility and has not received any complaints with respect thereto and (ii) no other broadcast station or communications facility is causing interference in violation of Commission rules to the Stations' transmissions or the public's reception of such transmissions. Seller has no outstanding construction permits with respect to the Stations.

              (b) Seller has, in the conduct of the Stations' business, complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those concerning wages, hours, equal employment opportunity, collective bargaining, pension and welfare benefit plans, and the payment of Social Security and similar taxes, and Seller is not liable for any arrearages of wages or any tax penalties due to any failure to comply with any of the foregoing.

              (c) Seller has received no notification from the Commission that Seller's employment practices fail to comply with Commission rules and policies.

              (d) All ownership reports, employment reports, tax returns and other documents required to be filed by Seller with the Commission or other governmental authorities have been filed. All proofs of performance and measurements that are required to be made by Seller with respect to each Station's transmission facilities have been completed and filed at the Stations. All information contained in the foregoing documents is true, complete and accurate in all material respects.

              (e) The towers used in the operation of the Stations are painted, obstruction marked and lighted to the extent required by, and in accordance with the rules and regulations of the Federal Aviation Administration (the "FAA"), the Commission and any other applicable requirements of law. Appropriate notifications to the FAA have been filed for such towers where required by the Commission's rules and regulations.

       6.15 Insolvency Proceedings. Neither Seller nor the Assets are the subject of any pending or threatened insolvency proceedings of any character, including without limitation bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary. Seller has not made an assignment for the benefit of creditors or taken any action in contemplation of or which would constitute a valid basis for the institution of any such insolvency proceedings. After giving effect to the Transaction, Seller
(i) will have sufficient capital to carry on its business and transactions, (ii) will be able to pay its debts as they mature or become due, and (iii) will own assets the fair value of which will be greater than the sum of all liabilities (including contingent liabilities) of Seller not specifically assumed by Buyer pursuant to the terms of this Agreement. Seller is not insolvent nor will it become insolvent as a result of entering into this Transaction.

       6.16 Citizenship. None of the Licensees is a "foreign person" as defined in Section 1445(f)(3) of the Code. On the Closing Date, each Licensee will deliver to Buyer an affidavit to that effect, verified as true and sworn to under penalty of perjury by a duly-authorized officer of such Licensee. Each Licensee's affidavit shall also set forth the Licensee's name, address, taxpayer identification number, and such additional information as may be required to exempt the Transaction from the withholding provisions of Section 1445 of the Code. Buyer shall have the right to furnish copies of the affidavit to the Internal Revenue Service.

       6.17 Patents, Trademarks, Copyrights. The call signs and all slogans, logos, copyrights, patents, trademarks, trade names, service marks, and other similar intangible property rights, including registrations and applications to register or renew the registrations of any of the foregoing, currently used to promote or identify the Stations, or otherwise used in connection with each Station's business, are listed or described on Schedule 1.5 (the "Promotional Rights"). The Promotional Rights are either owned or validly licensed by Seller, and Schedule 1.5 identifies which Promotional Rights are so owned and which are licensed, and if licensed, the royalties paid thereon and the parties paid thereunder. Seller does not have any knowledge, nor has Seller received any written notice to the effect that its use of any of the Promotional Rights may be or are claimed to infringe on the right of another. Seller has no knowledge of any infringement or unlawful or unauthorized use of such Promotional Rights. The operations of the Stations do not infringe any copyright, patent, trademark, trade name, service mark, or other similar right of any third party. Seller has not sold, licensed or otherwise disposed of any Promotional Rights to any person or entity and Seller has not agreed to indemnify any person or entity for any patent, trademark or copyright infringement. Schedule 1.5 lists all of the Promotional Rights which have been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office and United States Copyright Office or other filing offices, domestic or foreign.

       6.18 Financial Statements. Seller has furnished Buyer with the financial statements listed or described on Schedule 6.18 (the "Financial Statements"). The Financial Statements include (i) consolidated balance sheets as of December 31, 1996, 1997 and 1998 and the related consolidated statements of income and cash flows for such fiscal years of Seller, (ii) an unaudited balance sheet as of November 30, 1999 of the Stations, (iii) unaudited statements of income of the Stations for the nine (9) month period ended November 30, 1999 and (iv) unaudited monthly financial statements covering the period beginning January 1, 1998 and ending November 30, 1999. The year-end Financial Statements: (i) have been prepared on a consistent basis throughout the periods involved and as compared with prior periods and (ii) fairly and accurately reflect the financial condition and the results of operations and cash flows of the Stations as of the dates and for the periods indicated. The monthly and other interim Financial Statements: (i) have been prepared on a consistent basis throughout the periods involved (except to the extent noted thereon) and on a basis consistent with the year-end Financial Statements, and
(ii) fairly and accurately reflect the financial condition and the results of operations and cash flows of the Stations as of the dates and for the periods indicated in all material respects. Except as reflected in the Financial Statements or otherwise disclosed to Buyer in writing, no event has occurred since the preparation of the most recent Financial Statements that would make such Financial Statements misleading in any material respect.

       6.19 Sufficiency of Assets. Except for the office building owned by Howard Goldsmith, the Assets are sufficient to operate the Stations as they are now operated.

       6.20 No Misleading Statements. No statement made by Seller to Buyer in this Agreement and no information to be provided by Seller to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make such statements or information not misleading.

       6.21 Year 2000 Compliance. The Assets used by Seller in the conduct of its business as currently conducted, whether owned by Seller or licensed from others, will perform its intended functions without regard to any references to or computations based on calendar dates or periods of elapsed time, including, but not limited to, any thereof with respect to any date or dates in 1999 or 2000.

       6.22 Limitation. Other than as set forth in this Agreement, Seller makes no express or implied warranties or representations relating to the Assets or the Stations.

                                  ARTICLE VII.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

       Buyer makes the following representations and warranties, all of which have been relied upon by Seller in entering into this Agreement and, except as otherwise specifically provided, all of which shall be true and correct as of Closing.

       7.1 Organization. Buyer is a corporation duly organized, validly existing, and in good standing, under the laws of the State of Delaware. Buyer is duly qualified to do business in and is in good standing under the laws of the State of Florida.

       7.2 Authorization. The execution, delivery and performance of this Agreement (and each agreement, document or instrument required to be executed and delivered by Buyer pursuant to this Agreement) by Buyer has been duly authorized by all necessary corporate action on its part. Buyer shall deliver evidence of such authorization at Closing. This Agreement has been duly executed by Buyer and delivered to Seller and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights generally or equitable principles.

       7.3 No Breach. Except for Buyer's obligations to comply with certain requirements of that certain Credit Agreement, as amended, (the "Credit Agreement") dated as of August 11, 1999 among Buyer, certain affiliates of Buyer, the lenders named therein (the "Senior Lenders") and the Bank of Montreal, Chicago Branch, as agent, including obtaining the consent of the Senior Lenders, none of (i) the execution, delivery and performance of this Agreement by Buyer, (ii) the consummation of this Agreement and all other documents or instruments related thereto or executed in connection therewith if in contemplation of the Transaction, or (iii) Buyer's compliance with the terms and conditions hereof will, with or without the giving of notice or the lapse of time or both, conflict with, breach the terms and conditions of, constitute a default under, or violate Buyer's articles of incorporation, bylaws, any judgment, decree, order, agreement, lease or other instrument to which Buyer is a party or by which Buyer is legally bound, or any law, rule or regulation applicable to Buyer.

       7.4 Litigation. There is no action, suit, investigation or other proceedings pending or, to Buyer's best knowledge, threatened which may adversely affect Buyer's ability to perform in accordance with the terms of this Agreement, and Buyer is unaware of any facts which could reasonably result in any such proceeding.

       7.5 No Misleading Statements. No statement made by Buyer to Seller in this Agreement and no information to be provided by Buyer to Seller pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary in order to make such statements or information not misleading.

       7.6 Qualification as Broadcast Licensee. Buyer knows of no fact that would, under the Communications Act of 1934, as amended, or the rules, regulations and policies of the FCC, disqualify Buyer or a License Sub from becoming the licensee of the Stations. There are no proceedings, complaints, notices of forfeiture, claims, investigations pending or, to the knowledge of Buyer, threatened against any or in respect of any of the broadcast stations licensed to Buyer or its affiliates that would materially impair the qualifications of either Buyer or a License Sub to become a licensee of the Stations. At Closing Buyer will have sufficient net liquid assets available from committed sources to consummate the transactions contemplated by this Agreement and to otherwise financially qualify under the Communications Act of 1934, as amended, and the rules and regulations of the FCC.

                                 ARTICLE VIII.
                              ENVIRONMENTAL MATTERS

       8.1 Compliance with Law. Except as listed and described on Schedule 8.1 to this Agreement, all activities of Seller at or on the Real Property and all operations of the Stations by the Seller (whether or not conducted at the Real Property), have been and are being conducted in compliance with all applicable federal, state and local statutes, ordinances, rules, regulations, permits, orders and policies concerning (i) manufacturing, processing, handling, storage, treatment and/or disposal of any hazardous or toxic materials or of any wastes,
(ii) discharges or releases into the air, ground, surface water or groundwater, and (iii) employee health and safety.

       8.2 Site Contamination. Except as listed and described in Schedule 8.2, Seller has no knowledge that any Hazardous Substance is present at, on or under the Real Property or has been disposed of by Seller in such a manner as may require remediation under any Environmental Statute. No claims have been asserted or threatened against Seller relating to the presence or disposal of such Hazardous Substances. "Hazardous Substance" means any substance regulated under any federal, state, or local statute, regulation, ordinance, order, permit, or policy relating to environmental protection, environmental pollution, liability for environmental contamination, or protection of worker health and safety ("Environmental Statutes").

       8.3 Additional Provisions Regarding Hazardous or Toxic Materials. Except as listed and described on Schedule 8.3, Seller has no knowledge that (i) any polychlorinated biphenyls or substances containing polychlorinated biphenyls are present at, on or under the Real Property; (ii) any asbestos or materials containing asbestos exist at, on or under the Real Property; and (iii) any underground storage tanks exist or existed at, on or under the Real Property.

       8.4 No Notice of Lack of Compliance with Environmental Statutes. Seller has not been notified by any governmental authority of any violation of any Environmental Statute in connection with the operation of the Stations or the conduct of any activities on or at the Real Property. Seller has no knowledge of notices of violation of Environmental Statutes, notices of noncompliance with Environmental Statutes or environmental enforcement, response, removal or remediation actions issued for or undertaken at the Real Property. Further, Seller has no knowledge of investigations or inspections by governmental authorities into Seller's compliance with Environmental Statutes. Schedule 8.4 includes a correct and complete list of Seller's registrations with, licenses from, or permits issued by governmental agencies or authorities pursuant to Environmental Statutes. All such registrations, licenses or permits are in full force and effect.

                                  ARTICLE IX.
                             PRE-CLOSING OBLIGATIONS

       The parties covenant and agree as follows with respect to the period prior to the Closing Date:

       9.1 Application for Commission Consent. Within fifteen (15) business days after the date of this Agreement, Seller and Buyer shall join in and file an application or applications requesting the Commission's written consent to the assignment of the Station Licenses from Seller to Buyer (the "Assignment Applications"), and they will diligently take all steps necessary or desirable and proper to prosecute expeditiously the Assignment Applications and to obtain the Commission's determination that approval of the Assignment Applications will serve the public interest, convenience, and necessity, including, without limitation, compliance with the public notice requirements of the Communications Act of 1934, as amended. The failure by either party to timely file or diligently prosecute its portion of the Assignment Applications shall be deemed a material breach of this Agreement. Each party shall bear its own expenses in connection with the preparation, filing and prosecution of the Assignment Applications.

       9.2 Hart-Scott-Rodino Act. Within twenty (20) business days after the date of this Agreement, each party shall submit to the United States Department of Justice and the United States Federal Trade Commission all forms and information applicable to the transaction required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (the "HSR Act"), and shall furnish to the other party all information that the other reasonably requests in connection with such filings.

       9.3 Other Governmental Consents. Promptly following the execution of this Agreement, Seller and Buyer shall proceed to prepare and file with the appropriate governmental authorities (other than the Commission) such requests, if any, for approval or waiver as may be required from such governmental authorities in connection with the Transaction, and shall jointly, diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

       9.4 Financial Information. Between the date hereof and the Closing Date, Seller shall furnish Buyer with monthly financial statements within fifteen (15) days after the end of each calendar month, and with such additional data concerning the Stations' financial condition as are prepared by Seller in the ordinary course of business, in the same form as the Financial Statements contained in Schedule 6.18. Such financial statements and additional data shall be accompanied by a certificate executed by the president of Seller certifying that such financial statements and data: (i) have been prepared on a consistent basis throughout the periods involved (except to the extent noted thereon) and on a basis consistent with the year-end Financial Statements, and (ii) fairly and accurately reflect the financial condition and the results of operations and cash flows of the Stations as of the dates and for the periods indicated in all material respects. Between the date hereof and the Closing Date, the president of Seller shall make himself available to Buyer, upon prior notice, and at reasonable times, to discuss and explain the compilation and preparation of the Financial Statements and the monthly financial statements and such other additional data provided pursuant to this Section 9.4, and each of the constituent elements reflected thereon.

       9.5 Third Party Consents. Seller shall use commercially reasonable efforts to obtain the consents of the other contracting parties to the assignment from Seller to Buyer of the Contracts requiring such consent. The delivery of such consents to the assignment of Contracts that are identified on Schedules 1.3(a), 1.3(c), 1.3(d) and 1.3(e) to be material to the operation of the Stations ("Material Contracts") shall be a condition to Buyer's obligation to close under Section 10.2.7.

       9.6 Environmental Site Assessment. Within fifty (50) days of the execution of this Agreement, Buyer may obtain a Phase I Environmental Assessment for each of the parcels of the Real Property (the "Environmental Assessment"). In the event the Environmental Assessment discloses any recognized environmental conditions or any potential that such conditions may exist, then Buyer may conduct or have conducted at its expense additional testing to confirm or negate the existence of any such conditions. If any such Environmental Assessment or additional testing reflects the existence of any such conditions, Seller shall cause the conditions to be remedied as quickly as possible (and in all events prior to Closing) such that no recognized environmental conditions exist; provided, however, that Seller shall not be obligated to expend in the aggregate in excess of Seventy-Five Thousand Dollars ($75,000) to effect such remediation. In the event that such remedial action(s) does cost in the aggregate in excess of Seventy-Five Thousand Dollars ($75,000), Seller may elect not to take such remedial action. In such event, Buyer may require Seller to proceed to Closing and Buyer shall receive a proration at Closing, in the amount of Seventy-Five Thousand Dollars ($75,000).

Alternatively, Buyer may terminate this Agreement and Seller shall have no liability to Buyer as a result of such termination. Such Environmental Assessment shall not relieve Seller of any obligation with respect to any representation, warranty or covenant of Seller in this Agreement or waive any condition to Buyer's obligations under this Agreement. The cost of completing the Environmental Assessment shall be paid by Buyer.

       9.7 Title Insurance. Promptly following the execution of this Agreement, Seller shall deliver to Buyer its existing title insurance policies. Seller shall cooperate with Buyer to the extent necessary for Buyer to obtain a commitment of a title insurance company to issue to Buyer, at standard rates, ALTA 1992 Form extended coverage title insurance policies, insuring Buyer's interest in the Real Property (the "Title Commitment"). The costs of the Title Commitment and the policy to be issued pursuant to the Title Commitment shall be paid by Buyer.

       9.8 Surveys. Seller shall cooperate with Buyer to the extent necessary for Buyer to obtain surveys of the Real Property sufficient to remove any "survey exception" from the title insurance policies to be issued pursuant to the Title Commitments. The cost of such surveys shall be paid by Buyer.

       9.9 Confidentiality. Each party agrees that any and all information learned or obtained by it from the other (and that is not otherwise public or known in the radio broadcast industry) shall be confidential and agrees not to disclose any such information to any person whatsoever other than as is necessary for the purpose of effecting the Transaction or as otherwise required by law.

       9.10 Access. Between the date hereof and the Closing Date, Seller shall give, upon prior notice, Buyer or representatives of Buyer (including lenders, consultants and accountants) reasonable access to the Assets and to the books and records of Seller relating to the business and operation of the Stations. It is expressly understood that, pursuant to this Section, Buyer, at its sole expense, shall be entitled to make such engineering inspections of the Stations, and such audits of the Stations' financial records as Buyer may desire, so long as the same do not unreasonably interfere with Seller's operation of the Stations.

       9.11   Employee Matters.

              (a) As set forth on Schedule 6.10, Seller has provided to Buyer an accurate list as of the date hereof of all current employees of the Stations together with a description of the terms and conditions of their respective employment and their duties as of the date of this Agreement. Seller shall promptly notify Buyer of any changes that occur prior to Closing with respect to such information.

              (b) Buyer may extend offers of employment to those employees of Seller whom it desires to hire (such employees are hereinafter referred to as the "Hired Employees"), which offers shall be on terms and conditions that Buyer shall determine in its sole discretion. Buyer shall provide notice to Seller at least twenty (20) days prior to Closing identifying those employees to whom Buyer intends to extend offers of employment and indicating whether Buyer intends to either assume the employment agreements under which such employees are employed by Seller or enter into new employment contracts with such employees. Nothing contained in this Agreement shall obligate Buyer to hire any employee of Seller. Except to the extent of any breaches or defaults under the terms of this Agreement, Seller waives any claims against Buyer or any of the Hired Employees arising from such employment, including without limitation any claims arising from any employment agreement or non-compete agreement. On or prior to Closing, Seller shall compensate each Station's employees for all accrued commissions, accrued vacations, sick leave and other accrued benefits, or if Buyer assumes such obligations, such liabilities shall be prorated between Seller and Buyer pursuant to Article IV. Seller shall terminate the employment of all employees effective on the Closing Date to whom Buyer has extended offers of employment.

              (c) Nothing contained in this Agreement shall confer upon any employee of Seller any right with respect to continued employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Hired Employees at any time, with or without cause.

       9.12 Operations Prior to Closing. Between the date of this Agreement and the Closing Date:

              (a) Seller shall operate the Stations in the normal and usual manner, consistent with Seller's past practice and the rules, regulations, and policies of the Commission, and shall conduct the Stations' business only in the ordinary course. To the extent consistent with such operations, Seller shall use its commercially reasonable efforts to: (i) maintain the present character and entertainment format of the Stations and the quality of its programs; (ii) keep available for Buyer the services and number of each Station's present employees reasonably necessary for the operation of the Stations; (iii) preserve each Station's present customers and business relations; and (iv) continue to make expenditures and engage in activities designed to promote the Stations; all consistent with past practices of the Stations, provided that Seller shall not be required to expend any funds or take any action outside the ordinary course of business to comply with this covenant.

              (b) Seller shall: (i) subject to Section 14.3, maintain the Assets in their present condition (reasonable wear and tear in normal use excepted); and (ii) maintain all inventories of supplies, tubes, and spare parts at levels consistent with each Station's prior practices.

              (c) Seller shall maintain its books and records in the usual and ordinary manner, on a basis consistent with prior periods.

              (d) Seller shall comply with all laws, rules, ordinances and regulations applicable to it, to the Assets and to the business and operation of the Stations.

              (e) Seller shall perform all Contracts without default and shall pay all of Seller's trade accounts payable in a timely manner in accordance with past practices of the Stations; provided, however, that Seller may dispute, in good faith, any alleged obligation of Seller.

              (f) Seller shall not, without the express written consent of Buyer which shall not be unreasonably withheld, and which shall be deemed given in the event Buyer has not responded to a written request therefor within ten
(10) days: (i) sell or agree to sell or otherwise dispose of any of the Assets
(A) other than in the ordinary course of business, and (B) unless such Assets are replaced prior to Closing by assets of equal or greater worth, quality and utility; (ii) acquiesce in any infringement, unauthorized use or impairment of the Intangible Property or change the Stations' call signs; (iii) enter into any employment contract on behalf of the Stations unless the same is terminable at will and without penalty; or (iv) enter into any other contract, lease or agreement that will be binding on Buyer after Closing unless Seller has entered into such contract, lease or agreement in the ordinary course of business and consistent with past practice and such contract, lease or agreement does not, in the aggregate, impose obligations in excess of Twenty Thousand Dollars ($20,000) provided, however, that the limitation in this clause (iv) shall not apply to time sales agreements entered into by Seller in the ordinary course of business, consistent with past practice and in exchange for cash but only if such time sales agreements provide for termination upon sixty (60) days notice by Seller (or by any party to which Seller assigns such agreement) without financial penalty.

       9.13 Adverse Developments. Seller shall promptly notify Buyer of any unusual or materially adverse developments that occur prior to Closing with respect to the Assets or the operation of the Stations; provided, however, that Seller's compliance with the disclosure requirements of this Section 9.13 shall not relieve Seller of any obligation with respect to any representation, warranty or covenant of Seller in this Agreement or waive any condition to Buyer's obligations under this Agreement.

       9.14 Administrative Violations. If Seller receives any written finding, order, complaint, citation or notice prior to the Closing Date which states that any aspect of the Stations' operations violates any rule or regulation of the Commission or of any other governmental authority (an "Administrative Violation"), including without limitation any rule or regulation concerning environmental protection, the employment of labor, or equal employment opportunity, Seller shall promptly notify Buyer of the Administrative Violation.

       9.15 Bulk Sales Act. Seller agrees to jointly and severally indemnify, defend, and hold Buyer harmless against any claims, liabilities, costs, or expenses, including reasonable attorneys' fees, that Buyer may incur as a result of the failure to comply with the bulk sales provisions of the Uniform Commercial Code or similar laws.

       9.16 Control of Stations. This Agreement shall not be consummated until after the Commission has given its written consent thereto, and notwithstanding anything herein to the contrary, between the date of this Agreement and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct the operation of the Stations. Such operations shall be the sole responsibility of Seller.

       9.17 Buyer's Financing: Other Documents and Acts. Seller shall, at Buyer's expense, execute such other documents and perform such other acts as may be reasonably necessary with respect to Buyer's financing of this Transaction provided that Seller shall not be obligated to execute any document that imposes additional or increased obligations on Seller.

       9.18 Construction Permit Application. Within forty five (45) days of the date of this Agreement, Seller shall file with the Commission a construction permit application to move the night time transmitter of WHSR (AM) to the site where the transmitters of WSBR (AM) are located (the "WHSR Application"). Seller will diligently take all steps necessary or desirable and proper to prosecute expeditiously the WHSR Application and to obtain the Commission's determination that approval of the WHSR Application will serve the public interest, convenience, and necessity, including, without limitation, compliance with the public notice requirements of the Communications Act of 1934, as amended. The failure by Seller to timely file or diligently prosecute the WHSR Application shall be deemed a material breach of this Agreement. Seller shall bear its own expenses in connection with the preparation, filing and prosecution of the WHSR Application.

       9.19 Additional Covenant. Buyer and Seller shall take all commercially reasonable efforts to cause the consummation of the transactions contemplated by this Agreement. Buyer and Seller shall not take any action that would conflict with this Agreement, and each party shall notify the other if any of its representations and warranties are no longer true and correct.

                                   ARTICLE X.
                              CONDITIONS PRECEDENT

       10.1 Mutual Conditions. The obligation of both Seller and Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:

              10.1.1 Governmental Consents. The Commission shall have granted its consent to the Assignment Applications (the "FCC Consent"). Any applicable waiting period under the HSR Act shall have expired or been earlier terminated without receipt of any second or subsequent request for information from the Department of Justice or Federal Trade Commission, or the time period for further action by such agencies following any such second or subsequent request for information shall have passed, and there shall have been neither any commencement of any litigation by any governmental authority of competent jurisdiction to restrain the consummation of the Transaction, nor any written notice from such governmental authority of a decision to commence such litigation, which has not been withdrawn or otherwise resolved.

              10.1.2 Absence of Litigation. As of the Closing Date, no action, claim, suit or proceeding seeking to enjoin, restrain, or prohibit the consummation of the Transaction shall be pending before any court, the Commission, or any other governmental authority; provided, however, that this condition may not be invoked by a party if any such action, suit, or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, such party.

       10.2 Conditions to Buyer's Obligation. In addition to satisfaction of the mutual conditions contained in Section 10.1, the obligation of Buyer to consummate this Agreement is subject to the satisfaction of each of the following conditions:

              10.2.1 Representations and Warranties. The representations and warranties of Seller to Buyer shall be true, complete, and correct in all material respects as of the Closing Date with the same force and effect as if then made, except to the extent expressly made as of an earlier date and except for changes expressly permitted or contemplated by this Agreement.

              10.2.2 Compliance with Conditions. All of the terms, conditions and covenants to be complied with or performed by Seller on or before the Closing Date shall have been complied with and performed in all material respects.

              10.2.3 No Material Adverse Development. No material adverse development shall have occurred with respect to the Stations that results in a significant impairment to the ability of the Stations to operate as they are currently operated or represents a substantial impairment of the aggregate value of the Stations or Assets being conveyed.

              10.2.4 Surveys. The surveys specified in Section 9.8 shall reveal nothing inconsistent with Seller's representations and warranties hereunder.

              10.2.5 Validity of Station Licenses. On the Closing Date, Seller shall be the owner and holder of the Station Licenses to the extent that such authorizations can be owned or held by Seller under the Communications Act of 1934, as amended; the Station Licenses shall be in unconditional full force and effect, valid for the balance of the current license term applicable generally to radio stations licensed to communities in the state where the Stations are located; and the Station Licenses shall be unimpaired by any acts or omissions of Seller or Seller's employees, agents, officers, directors or shareholders.

              10.2.6 Closing Documents. Seller shall deliver to Buyer all of the closing documents specified in Section 11.2.1, all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in transactions of this type and reasonably acceptable to Buyer.

              10.2.7 Third Party Consents. Seller shall have obtained all consents to the assignment of Material Contracts (a "Required Consent"), such that Buyer will enjoy all of the rights and privileges of Seller under the Contracts subject only to the same obligations as are binding on Seller thereunder, pursuant to the present terms thereof. In the event Seller fails to obtain any consent necessary to validly assign a Contract (other than a Required Consent), such Contract shall not be assigned to Buyer at Closing; provided, however, that Buyer may elect to require that Seller provide Buyer the benefits under such Contract until such necessary consent is obtained and such Contract is then assigned to Buyer; provided further, that Buyer shall reimburse Seller for amounts paid by Seller pursuant to the terms of such Contracts to the extent Buyer receives benefits thereunder.

              10.2.8 Finality. The FCC Consent shall have become a Final Order. "Final Order" means an order or action of the Commission that, by reason of expiration of time or exhaustion of remedies, is no longer subject to administrative or judicial reconsideration or review.

              10.2.9 Satisfactory Environmental Assessment. To the extent that the Environmental Assessment or additional testing conducted pursuant to Section
9.6 hereof reflects the existence of conditions contrary to any representation or warranty in this Agreement, either (i) Seller shall have completed the remediation of such conditions in accordance with Section 9.6 hereof or (ii) Buyer shall have provided notice to Seller of Buyer's election to proceed to Closing with the proration to the Purchase Price specified in Section 9.6 hereof.

              10.2.10 Office Building Contract. All of the conditions precedent to Beasley Family Towers, Inc.'s ("BFT") obligation to consummate the transactions contemplated by that Purchase and Sale Agreement, dated as of December 30, 1999, between Panamedia Square Realty, Inc. ("Panamedia") and BFT shall have been satisfied.

       10.3 Conditions to Seller's Obligation. In addition to satisfaction of the mutual conditions contained in Section 10.1, the obligation of Seller to consummate this Agreement is subject to satisfaction of each of the following conditions:

              10.3.1 Representations and Warranties. The representations and warranties of Buyer to Seller shall be true, complete and correct in all material respects as of the Closing Date with the same force and effect as if then made, except to the extent expressly made as of an earlier date and except for changes expressly permitted or contemplated by this Agreement.

              10.3.2 Compliance with Conditions. All of the terms, conditions and covenants to be complied with or performed by Buyer on or before the Closing Date shall have been timely complied with and performed in all material respects.

              10.3.3 Payment. Buyer shall have paid Seller the Purchase Price as adjusted in accordance with Article IV and Section 9.6 hereof.

              10.3.4 Closing Documents. Buyer shall deliver to Seller all the closing documents specified in Section 11.2.2, all of which documents shall be dated as of the Closing Date, duly executed, and in a form customary in transactions of this type and reasonably satisfactory to Seller.

              10.3.5 Office Building Contract. All of the conditions precedent to Panamedia's obligation to consummate the transactions contemplated by that Purchase and Sale Agreement, dated as of December 30, 1999, between Panamedia and BFT shall have been satisfied.

                                  ARTICLE XI.
                                     CLOSING

       11.1 Closing Date. The Closing hereunder shall occur on a date mutually agreeable to Buyer and Seller within fifteen (15) business days after the later of (i) the date that the Commission's action granting its consent to the Assignment Applications has become a Final Order, or, at the election of the Buyer, the date of the Commission's action granting its consent and (ii) the date on which the applicable waiting period under the HSR Act has expired or been earlier terminated without receipt of any second or subsequent request for information from the Department of Justice or Federal Trade Commission, or the time period for further action by such agencies following any such second or subsequent request for information shall have passed, and there shall have been neither any commencement of any litigation by any governmental authority of competent jurisdiction to restrain the consummation of the Transaction, nor any written notice from such governmental authority of a decision to commence such litigation, which has not been withdrawn or otherwise resolved (the "Closing Date"); provided, however, that the Closing shall occur no later than September 30, 2000 (the "Upset Date"). The Closing shall be effective as of 12:00 a.m. EST on the Closing Date. The Closing shall take place on the Closing Date at (i) the offices of Buyer's counsel in Washington, D.C., commencing at 10:00 a.m. EST or
(ii) such other mutually acceptable time or place. If, as of the Closing Date, any condition precedent described in Article X has not been satisfied, the party that is entitled to require that such condition be satisfied may (in its sole discretion) notify the other party of the absence of such condition precedent at or before the Closing and simultaneously therewith postpone the Closing until a date ten (10) days after all such conditions have been (or are able to be) performed, and such postponed date shall constitute the new Closing Date for all purposes hereunder except that such postponed closing date shall occur no later than the Upset Date. Each of the parties shall use its reasonable best efforts to obtain any FCC authority necessary to schedule the Closing Date as contemplated in this Section.

       11.2 Performance at Closing. The following documents shall be executed and delivered at Closing:

              11.2.1 Seller shall deliver to Buyer:

              (a) A certificate executed by the Seller attesting to the Seller's compliance with the matters set forth in Sections 10.2.1, 10.2.2 and
10.2.3 together with certified copies of (i) the Certificates of Incorporation of the Seller and (ii) appropriate evidence of the Seller's authorization to enter into and consummate this Agreement.

              (b) One or more assignments transferring to Buyer all of the interests of Seller in and to the Station Licenses, the Station Applications, and all other licenses, permits, and authorizations issued by any other governmental authorities that are used in or necessary for the lawful operation of the Stations.

              (c) One or more bills of sale conveying to Buyer the Station Equipment.

              (d) One or more assignments, together with all Required Consents assigning to Buyer all of the Contracts, the Station Records and the Intangible Property.

              (e) One or more assignments, limited warranty deeds or other appropriate instruments conveying to Buyer all rights of Seller in the Real Property and all Required Consents to such assignments.

              (f)    The Covenant.

              (g) An opinion of Seller's corporate and FCC Counsel, dated the Closing Date, substantially in the form set forth in Exhibit B, subject to customary qualifications and to be for the benefit of and to be relied upon by Buyer and the Senior Lenders.

              (h)    The affidavit described in Section 6.16.

              (i) UCC-3 termination statements executed by Admiralty Bank along with such other documents and instruments as may be necessary in order to evidence the termination, discharge and release of all Liens that Admiralty Bank maintains on the Assets, including without limitation, a letter executed by Admiralty Bank stating that as of Closing, Admiralty Bank has terminated, discharged and released all Liens described on Schedule 6.6(a) as being in favor of Admiralty Bank and all other Liens that Admiralty Bank maintains on the Assets.

              11.2.2 Buyer shall deliver to Seller:

              (a) A certificate executed by Buyer attesting to Buyer's compliance with the matters set forth in Sections 10.3.1 and 10.3.2, together with certified copies of (i) the Certificate of Incorporation of Buyer and (ii) appropriate evidence of Buyer's authorization to enter into and consummate this Agreement.

              (b) The Purchase Price as adjusted in accordance with Article IV and Section 9.6 hereof.

              (c) Such assumption agreements and other instruments and documents as are required to make, confirm, and evidence Buyer's assumption of and obligation to pay, perform, or discharge Seller's obligations under the Contracts and the Station Licenses to the extent the same are to be assumed by Buyer pursuant to the terms of this Agreement.

              11.2.3 Other Documents and Acts. The parties will also execute such other documents and perform such other acts, before and after the Closing Date, as may be reasonably necessary for the complete implementation and consummation of this Agreement.

                                  ARTICLE XII.
                            POST-CLOSING OBLIGATIONS

       The parties covenant and agree as follows with respect to the period subsequent to the Closing Date:

       12.1   Indemnification.

              12.1.1 Buyer's Right to Indemnification. Seller undertakes and agrees to jointly and severally indemnify, defend by counsel reasonably acceptable to Buyer, and hold harmless Buyer, its parent, subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives and agents (hereinafter referred to collectively as "Buyer Indemnitees") from and against and in respect of any and all losses, costs, liabilities, claims, obligations, diminution in value and expenses, including reasonable attorneys' fees, incurred or suffered by a Buyer Indemnitee ("Losses") arising from (i) the claims of third parties with respect to operation of the Stations or ownership of the Assets prior to Closing not expressly assumed by Buyer pursuant to this Agreement or otherwise consented to by Buyer in writing; (ii) a breach, misrepresentation, or other violation of any of Seller's covenants, warranties or representations contained in this Agreement; (iii) all liabilities of Seller or the Stations related to the period prior to the Closing and not expressly assumed by Buyer pursuant to this Agreement or otherwise consented to by Buyer in writing; (iv) all liens, charges, or encumbrances on any of the Assets which are not expressly permitted by this Agreement or otherwise consented to by Buyer in writing; (v) all Administrative Violations and alleged Administrative Violations occurring prior to Closing; and (vi) any breach or default by Seller under any Contract prior to Closing. The foregoing indemnity is intended by Seller to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, diminution in value, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth.

              12.1.2 Seller's Right to Indemnification. Buyer undertakes and agrees to indemnify, defend by counsel reasonably acceptable to Seller, and hold harmless Seller, its parent, subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees, shareholders, representatives and agents (hereinafter referred to collectively as "Seller Indemnitees") against any and all Losses incurred or suffered by a Seller Indemnitee arising from (i) the claims of third parties with respect to the operation of the Stations or ownership of the Assets after Closing; (ii) a breach, misrepresentation, or other violation of any of Buyer's covenants, warranties or representations contained in this Agreement; (iii) all liabilities under the Contracts and the Station Licenses to the extent specifically assumed by Buyer pursuant to this Agreement; and (iv) any breach or default by Buyer under any Contract after Closing. The foregoing indemnity is intended by Buyer to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth.

              12.1.3 Conduct of Proceedings. If any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly after the Indemnified Party learns of the existence of such claim or proceeding; provided, however, that the Indemnified Party's failure to give the Indemnitor prompt notice shall not bar the Indemnified Party's right to indemnification unless such failure has materially prejudiced the Indemnitor's ability to defend the claim or proceeding. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided that the Indemnitor shall not have the right to control the defense of any such claim or proceeding unless it has acknowledged in writing its obligation to indemnify the Indemnified Party fully from all liabilities incurred as a result of such claim or proceeding and then and periodically thereafter provides the Indemnified Party with reasonably sufficient evidence of the ability of the Indemnitor to satisfy any such liabilities. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within twenty (20) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor, in any way in which the Indemnified Party deems to be in its best interest.

              12.1.4 Indemnification Sole Remedy. The right to indemnification hereunder shall be the exclusive remedy of any party in connection with any breach by another party of its representations, warranties, or covenants, under this Agreement, provided, however, that nothing in this Section 12.1.4 shall act to limit Buyer's rights, relief or remedies under the Covenant.

              12.1.5 Limits on and Conditions of Indemnification; Threshold and Cap. Notwithstanding any other provision (other than Section 15.2 hereof) of this Agreement, no Indemnified Party shall be entitled to make a claim against an Indemnitor in respect of any breach of this Agreement except to the extent that the aggregate amount of such damages exceeds the amount of Fifty Thousand Dollars ($50,000); provided, however, that once such aggregate amount has been exceeded, such Indemnitor shall be liable for the full amount of such damages. Notwithstanding any other provision of the Agreement, neither the indemnity obligation of Seller nor the indemnity obligation of Buyer shall exceed One Million Five Hundred Thousand Dollars ($1,500,000).

       12.2 Post-Closing Access. Each party agrees that it will cooperate with and make available to the other party, during normal business hours and upon reasonable notice, all books and records which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose. The party requesting any such books and records, information or employees shall bear all of the out-of-pocket costs and expenses reasonably incurred in connection with providing such books and records, information or employees. All information received pursuant to this Section 12.2 shall be kept confidential by the party receiving it. If Buyer or Seller is required by legal process or operation of law to disclose any confidential information, it shall provide the other party with prompt written notice of such request so that such other party may seek an appropriate protective order.

                                 ARTICLE XIII.
                              DEFAULT AND REMEDIES

       13.1 Termination by Seller Upon Buyer's Default. This Agreement may be terminated by Seller and the purchase and sale of the Stations abandoned, if Seller is not then in material default, upon written notice to Buyer, upon the occurrence of any of the following:

              (a) If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Seller set forth in this Agreement have not been satisfied in all material respects or waived in writing by Seller and Buyer shall not have cured such failure to satisfy such conditions within ten (10) days thereafter.

              (b) If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree or order that would prevent or make unlawful the Closing.

              (c) If the Closing shall not have occurred by September 30, 2000.

              (d) If there shall have been any material breach of any representation, warranty, covenant or agreement made herein on the part of Buyer and Buyer shall not have cured such breach within twenty (20) days after Seller has given notice to Buyer of such breach.

       13.2 Termination by Buyer Upon Seller's Default. This Agreement may be terminated by Buyer and the purchase and sale of the Stations abandoned, if Buyer is not then in material default, upon written notice to Seller, upon the occurrence of any of the following:

              (a) If on the date that would otherwise be the Closing Date any of the conditions precedent to the obligations of Buyer set forth in this Agreement have not been satisfied in all material respects or waived in writing by Buyer and Seller shall not have cured such failure to satisfy such conditions within ten (10) days thereafter.

              (b) If there shall be in effect on the date that would otherwise be the Closing Date any judgment, decree or order that would prevent or make unlawful the Closing.

              (c) If the Closing shall not have occurred by September 30, 2000.

              (d) If there shall have been any material breach of any representation, warranty, covenant or agreement made herein on the part of Seller and Seller shall not have cured such breach within twenty (20) days after Buyer has given notice to Seller of such breach.

       13.3 Letter of Credit. Upon execution and delivery of this Agreement, Buyer shall deliver a letter of credit in the amount of Nine Hundred Thousand Dollars ($900,000) (the "Letter of Credit") to Blackburn & Company, Inc. (the "Escrow Agent") in accordance with an escrow agreement among Buyer, Seller and the Escrow Agent (the "Escrow Agreement") attached hereto as Exhibit C. The Letter of Credit shall be held and disbursed in accordance with the terms of the Escrow Agreement and the following provisions:

              (a) Upon Closing, Buyer and Seller shall jointly instruct the Escrow Agent to return the Letter of Credit to Buyer.

              (b)    If this Agreement is terminated pursuant to Section 9.6,
13.2 or Article XIV and Section 13.3(c) does not apply and Buyer is not in material breach of this Agreement, Buyer and Seller shall jointly instruct the Escrow Agent to return the Letter of Credit to Buyer.

              (c) If this Agreement is terminated pursuant to Section 13.1 or otherwise on account of a breach by Buyer, and Seller is not in material breach of this Agreement, then Buyer and Seller shall jointly instruct the Escrow Agent to disburse all amounts held by the Escrow Agent pursuant to the Escrow Agreement to Seller.

       13.4   Seller's Remedies. If this Agreement is terminated by Seller and
Section 13.3(c) applies, then the payment to Seller pursuant to Section 13.3(c) shall be liquidated damages and shall constitute full payment and the exclusive remedy for any damages suffered by Seller. Seller and Buyer agree in advance that actual damages would be difficult to ascertain and that the amount of the payment to be made to Seller pursuant to Section 13.3(c) is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's breach of this Agreement. IF THIS AGREEMENT IS TERMINATED BY SELLER AND SECTION 13.3(c) DOES NOT APPLY, SELLER'S CLAIMS TO DAMAGES ARISING FROM A BREACH BY BUYER SHALL NOT EXCEED NINE HUNDRED THOUSAND DOLLARS ($900,000).

       13.5 Buyer's Remedies. The parties recognize that if, prior to Closing, Seller breaches this Agreement and refuses to perform under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement prior to Closing. If any action is brought by Buyer to enforce this Agreement prior to Closing, Seller shall waive the defense that there is an adequate remedy at law. In the event Buyer elects to terminate this Agreement as a result of Seller's default instead of seeking specific performance, Buyer shall be entitled to recover

Buyer's damages. Following the Closing, Buyer shall be entitled, in addition to any other remedies that may be available, to seek specific performance of the terms of this Agreement if such remedy is available at equity.

                                  ARTICLE XIV.
                                   TERMINATION

       14.1 Designation for Hearing. Either party may terminate this Agreement upon notice to the other, if, for any reason, the Assignment Applications are designated for hearing by the Commission; provided, however, that notice of termination must be given within twenty (20) days after release of the hearing designation order and that the party giving such notice is not in default and has otherwise complied with its obligations under this Agreement. Upon termination pursuant to this Section 14.2, the parties shall be released and discharged from any further obligation hereunder.

       14.2   Damage.

              14.2.1 Risk of Loss. The risk of loss or damage to the Assets shall be upon Seller at all times prior to the Closing. In the event of loss or damage, Seller shall promptly notify Buyer thereof and shall repair, replace and restore the lost or damaged property to its former condition as soon as possible. If such repair, replacement and restoration has not been completed prior to the Closing Date, Buyer may, at its option:

              (a) elect to terminate this Agreement, but only if the failure to repair, replace and restore the lost or damaged property continues for a period in excess of sixty (60) days from the date that would be the Closing Date without consideration of this Section 14.2;

              (b) elect to consummate the Transaction on the Closing Date in which event Seller shall pay to Buyer the amount necessary to restore the lost or damaged property to its former condition and against such obligation shall assign to Buyer all of Seller's rights under any applicable insurance policies; or

              (c) elect to postpone the Closing Date, with prior consent of the Commission if necessary, which consent both parties will use their reasonable best efforts to obtain, until a date within fifteen (15) business days after Seller gives written notice to Buyer of completion of the repair, replacement and restoration of such lost or damaged property. If, after the expiration of that extension period, the lost or damaged property has not been adequately repaired, replaced or a restored, Buyer may terminate this Agreement, and the parties shall be released and discharged from any further obligation hereunder.

              14.2.2 Failure of Broadcast Transmission. Seller shall give prompt written notice to Buyer if either of the following (a "Specified Event") shall occur: (i) the regular broadcast transmissions of any of the Stations in the normal and usual manner are interrupted or discontinued; or (ii) any of the Stations are operated at less than their respective licensed antenna height above average terrain or at less than ninety percent (90%) of its licensed effective radiated power. If any Specified Event persists for more than seventy-two (72) hours (or, in the event of force majeure or utility failure affecting generally the markets served by the Stations, ninety-six (96) hours), whether or not consecutive, during any period of thirty (30) consecutive days, then Buyer may, at its option: (i) terminate this Agreement by written notice given to Seller not more than ten (10) days after the expiration of such thirty
(30) day period, or (ii) proceed in the manner set forth in Section 14.2.1, provided, however, that such seventy-two (72) hour or ninety-six (96) hour time limit, as applicable, shall not apply so long as Seller immediately proceeds in a commercially reasonable manner to do all actions necessary to remedy the Specified Event. In the event of termination of this Agreement by Buyer pursuant to this Section, the parties shall be released and discharged from any further obligation hereunder.

              14.2.3 Resolution of Disagreements. If the parties are unable to agree upon the extent of any loss or damage, the cost to repair, replace or restore any lost or damaged property, the adequacy of any repair, replacement, or restoration of any lost or damaged property, or any other matter arising under this Section 14.2, the disagreement shall be referred to a qualified consulting communications engineer mutually acceptable to Seller and Buyer who is a member of the Association of Federal Communications Consulting Engineers, whose decision shall be final, binding upon and non-appealable by the parties, and whose fees and expenses shall be paid one-half by Seller and one-half by Buyer.

       14.3 Legal Actions. If, prior to the Closing Date, any action, suit, or proceeding shall have been instituted by or before any court or other governmental authority (other than the Commission) to enjoin, restrain, or prohibit the consummation of the Transaction, the Closing may be adjourned at the option of either party, with prior consent of the Commission if necessary, which consent both parties will use their reasonable best efforts to obtain, for a period of up to ninety (90) days, and if, at the end of such period, the action, suit, or proceeding shall not have been favorably resolved, either party may, by written notice to the other, terminate this Agreement; provided, however, that if such action, suit, or proceeding shall have been solicited or encouraged by, or instituted as a result of any act or omission of, Seller or Buyer, then such party shall not have any right of adjournment or termination pursuant to this Section. In the event of termination pursuant to this Section, the parties shall be released and discharged from any further obligation hereunder.

                                  ARTICLE XV.
                       POST-CLOSING OBLIGATIONS OF SELLER

       15.1 Future Financings. Seller acknowledges that Buyer may use the financial statements of Seller and other information regarding Seller in connection with future financings by Buyer, including in an initial public offering prospectus and a registration statement filed under the Securities Act of 1933, as amended (the "Public Filings") to be issued or filed by Buyer so long as neither Seller nor any affiliate thereof shall incur potential liability under the securities laws as a result of such inclusion of the financial statements in the Public Filings. For a period of three (3) years from the Closing Date, Seller shall cooperate in a commercially reasonable manner with Buyer so that Buyer can obtain information sufficient for

Buyer to prepare an initial public offering prospectus and the Public Filings, in each case at Buyer's sole expense. The foregoing cooperation of Seller shall include (i) compiling the requisite financial information, including supplying financial information for purposes of comfort letters to be issued in connection with Public Filings, and (ii) granting Buyer and its accountants full and complete access to the books and records of Seller and to any personnel knowledgeable about such books and records (including the Seller's accountants), in each case, to the extent reasonably requested by Buyer. Notwithstanding anything contained herein, Seller shall not be required to take any act under this Article XV that could impose any liability on Seller or any affiliate thereof.

       15.2 Removal of Liens. Seller shall cause its obligations which are not yet due and payable as of the Closing Date and which could result in a Lien on the Assets, to be timely paid in full. Notwithstanding any other provision in this Agreement, this Section 15.2 shall survive Closing for a period of three
(3) years, at which time the same shall expire (except for claims asserted during such three (3) year period). Notwithstanding the immediately preceding sentences, after the first twelve (12) months following the Closing, Buyer shall not be entitled to make a claim against Seller in respect of a breach of this
Section 15.2 except to the extent that the aggregate amount of such damages exceeds the amount of One Thousand Dollars ($1,000); provided, however that once such aggregate amount has been exceeded, Seller shall be liable for the full amount of such damages. During the first twelve (12) months following the Closing, Section 12.1.5 shall apply.

                                  ARTICLE XVI.
                               GENERAL PROVISIONS

       16.1 Brokerage. Each party represents and warrants to the other that no agent, broker, investment banker, or other person or firm acting on behalf of such party or any of its affiliates or under the authority of any of them, other than Blackburn & Company, Inc., is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with the Transaction. Seller shall pay Three Hundred Sixty-Five Thousand Dollars ($365,000) to Blackburn & Company, Inc., representing all fees due and owing to Blackburn & Company, Inc. Each party hereby agrees to indemnify, save harmless and defend the other from and against all claims, losses, liabilities and expenses, including reasonable attorney's fees, arising out of any claim made by any broker, finder or other intermediary who claims to have dealt with such party in connection with the transaction which is the subject of this Agreement. The provisions of this Section 16.1 shall survive Closing hereunder.

       16.2 Expenses. Except as otherwise provided herein, all expenses involved in the preparation and consummation of this Agreement shall be borne by the party incurring the same whether or not the Transaction is consummated. All Commission filing fees for the Assignment Applications and all filing fees required to be paid under the HSR Act shall be shared equally by Buyer and Seller. All recording costs for instruments of transfer, and all stamp, sales, use and transfer taxes shall be paid by Seller.

       16.3 Notices. All notices, requests, demands, and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally (which shall include delivery by Federal Express or other nationally recognized, reputable overnight courier service that issues a receipt or other confirmation of delivery) to the party for whom such communication is intended, or three (3) business days after the date mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:

              (a)    If to Seller:

                     SMH Broadcasting, Inc.
                     6699 N. Federal Highway
                     Suite 200
                     Boca Raton, FL  33487
                     Attn:  Howard Goldsmith
                     Tel:  (561) 997-0074
                     Fax: (561) 997-0476

                     and

                     John Feore, Esq.
                     Dow, Lohnes & Albertson, PLLC
                     1200 New Hampshire Avenue, N.W.
                     Suite 800
                     Washington, D. C. 20036-6802
                     Tel:  202-776-2786
                     Fax: 202-776-2222
                     (Counsel to Seller)

              (b)    If to Buyer:

                     Beasley FM Acquisition Corp.
                     3033 Riviera Drive, Suite 200
                     Naples, Florida 34103
                     Attn: Caroline Beasley
                     Tel: (941) 263-5000
                     Fax: (941) 434-8950

                     and

                     Joseph D. Sullivan, Esq.
                     Latham & Watkins
                     1001 Pennsylvania Avenue, N.W.
                     Suite 1300
                     Washington, D.C. 20004

                     Tel: (202) 637-2221
                     Fax: (202) 637-2201
                     (Counsel to Beasley FM Acquisition Corp.)

              (c)    If to Escrow Agent:

                     Blackburn & Company, Inc.
                     201 N. Union Street, Suite 340
                     Alexandria, VA 22314
                     Attn: Bruce A. Houston
                     Tel:  (703) 519-3703
                     Fax:  (703) 519-9756

Any party may change its address for notices by notice to the others given pursuant to this Section.

       16.4 Attorneys' Fees. If either party initiates any litigation against the other party involving this Agreement, the prevailing party in such action shall be entitled to receive reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

       16.5 Survival of Representations, Warranties and Indemnification Rights. The several representations and warranties of the parties contained herein, and the parties respective indemnification rights pursuant to Section 12.1, shall survive the Closing for a period of one (1) year, at which time the same shall expire (except for claims asserted during such one (1) year period).

       16.6 Exclusive Dealings. For so long as this Agreement remains in effect, neither Seller, its officers, directors, employees, nor any person acting on Seller's behalf, shall, directly or indirectly, solicit or initiate any offer from, or conduct any negotiations with, any person other than Buyer or Buyer's assignee(s) concerning the acquisition of the Stations.

       16.7 Waiver. Unless otherwise specifically agreed in writing to the contrary: (i) the failure of any party at any time to require performance by any other of any provision of this Agreement shall not affect such party's right thereafter to enforce the same; (ii) no waiver by any party of any default by any other shall be valid unless in writing and acknowledged by an authorized representative of the non-defaulting party, and no such waiver shall be taken or held to be a waiver by such party of any other preceding or subsequent default; and (iii) no extension of time granted by any party for the performance of any obligation or act by any other party shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

       16.8 Assignment. No party may assign its rights or obligations hereunder without the prior written consent of the other parties except: (i) Buyer may assign all or a portion of its rights and obligations to a corporation, partnership or other business entity that controls, is controlled by, or is under common control with Buyer, including without limitation, the assignment of the Station Licenses and Station Applications to an affiliate (a "License Sub"), provided that any such assignment shall not release Buyer from any of its obligations under this Agreement and (ii) Buyer may make a collateral assignment of its rights under this Agreement to any lender that provides funds to Buyer for the acquisition or operation of the Stations. Seller agrees to execute acknowledgments of any assignment(s) and collateral assignment(s) pursuant to this Section 16.8 in such forms as Buyer or Buyer's lender(s) may from time to time reasonably request. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assignees.

       16.9 Entire Agreement. This Agreement and the Exhibits and Schedules hereto (which are incorporated by reference herein) constitute the entire agreement between the parties with respect to the subject matter hereof and referenced herein, supersede and terminate any prior agreements between the parties (written or oral). This Agreement may not be altered or amended except by an instrument in writing signed by the party against whom enforcement of any such change is sought.

       16.10 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures on each such counterpart were on the same instrument.

       16.11 Construction. The Section headings of this Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

       16.12 Schedules and Exhibits. The Schedules and Exhibits to this Agreement are a material part of this Agreement.

       16.13 Severability. If any one or more of the provisions contained in this Agreement should be found invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the balance of this Agreement shall then be fully enforceable.

       16.14 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the choice of law rules utilized in that jurisdiction.

       16.15 Counsel. Each party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

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       IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a respective duly authorized officer as of the date first written above.

                                     SELLER:

                                     SMH BROADCASTING, INC.

                                     By: /s/ HOWARD S. GOLDSMITH
                                        ----------------------------------------
                                        Name:  Howard S. Goldsmith
                                        Title: VP

                                     HHH BROADCASTING, INC.

                                     By: /s/ HOWARD S. GOLDSMITH
                                        ----------------------------------------
                                        Name:  Howard S. Goldsmith
                                        Title: President

                                     HMS BROADCASTING, INC.

                                     By: /s/ HOWARD S. GOLDSMITH
                                        ----------------------------------------
                                        Name:  Howard S. Goldsmith
                                        Title: President

                                     BUYER:

                                     BEASLEY FM ACQUISITION CORP.

                                     By: /s/ CAROLINE BEASLEY
                                        ----------------------------------------
                                        Name:  Caroline Beasley
                                        Title: Secretary




                                       37